7/5/2016
RIF Global Real Estate Securities Fund
GUI1
Morgan Stanley Investment Management Inc.
B15T1R909
Japan Excellent Inc.
Mizuho International Plc Mizuho Securities Co Ltd; Nomura Securities
Co Ld; Mitsubishi UFJ Morgan Stanley Securities; SMBC Nikko Securities
Inc; Mitoyo Securities Co Ltd.
Mitsubishi UFJ Morgan Stanley Securities
¥166,490,400
$34,114
¥5,202,825,000
¥138,742
¥142,300
¥4,483

8/24/2016
RIF Global Real Estate Securities Fund
GUI1
Morgan Stanley Investment Management Inc.
652777905
Orix JREIT Inc.
UBS; SMBC Nikko Securities; Nomura International Plc; Daiwa Securities

Daiwa Securities Co Ltd; Nomura Securities Co Ltd; UBS Securities Limited
(Japan); SMBC Nikko Securities Inc; Mitsubishi UFJ Morgan Stanley
Securities; Mizuho Securities Co Ltd; Merrill Lynch Japan Inc; Toyo
Securities Co Ltd; Tokai Tokyo Securities Co Ltd; Okasan Securities Co
Ltd
Mitsubishi UFJ Morgan Stanley Securities
¥40,895,768
$45,989
¥16,834,169,672
¥171,112
¥178,400
¥5,441

12/12/2016
RIF Russell Global Real Estate Securities Fund
GUI1
Morgan Stanley Investment Management Inc.
B98BC6902
Nippon Prologis REIT, Inc.
Goldman Sachs International
Mitsubishi UFJ; Morgan Stanley Securities; Morgan Stanley & Co.
International plc; SMBC Nikko Capital Markets Limited; Goldman Sachs
International; J.P. Morgan Securities plc; Merrill Lynch International;
Mizuho International plc
Mitsubishi UFJ Morgan Stanley Securities, Morgan Stanley & Co.
International, PLC
¥155,722,000
$58,031
¥6,233,076,360

¥215,082
¥227,000
¥7,378

12/8/2016
RIF Russell Global Real Estate Securities Fund
GUI1
Morgan Stanley Investment Management Inc.
672383908
United Urban Investment Corp
SMBC Nikko Securities Inc., Mizuho Trust & Banking Co.
SHBC Nikko Securities Inc; Mizuho Securities Co Ltd; Mitsubishi UFJ
Morgan Stanley Secur; Daiwa Secur·ities Co Ltd; Nomur·a Securities Co
Ltd; Tokai Tokyo Secur·ities Co Ltd
Mitsubishi UFJ Morgan Stanley Securities
¥238,818,552
$41,690
¥15,276,240,000
¥164,540
¥173,200
¥5,196